SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a)

of the Securities Exchange Act of 1934

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SYMMETRICOM, INC.

(Name Of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 28, 2004

Annual Meeting

The Annual Meeting of Stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), will be held on October 28, 2004 at 4:00 p.m. at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017.

At the meeting, stockholders will consider and vote upon the following proposals:

1.    ELECTION OF DIRECTORS.    To elect nominees for the Board of Directors of the Company.

2.    RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3.    OTHER BUSINESS.    To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

The Board of Directors has fixed the close of business on September 13, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting and a Proxy card and return envelope, are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

/s/    WILLIAM SLATER

William Slater

Corporate Secretary

San Jose, California

Dated: September 27, 2004

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

SYMMETRICOM, INC.

2300 ORCHARD PARKWAY

SAN JOSE, CA 95131-1017

PROXY STATEMENT

GENERAL

Date, Time and Place

This Proxy Statement (the “Proxy Statement”) is furnished to the stockholders of Symmetricom, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 4:00 p.m. on October 28, 2004, at the principal executive offices of the Company at the address set forth above, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the “Proxy”) will be sent to such stockholders on or about September 27, 2004.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are to (1) elect nominees for the Board, (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year, and (3) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

Proxy/Voting Instruction Cards and Revocability of Proxies

When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at the corporate offices at 2300 Orchard Parkway, San Jose, California 95131-1017, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

Stockholders of record at the close of business on September 13, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 45,743,375 shares of the Company’s common stock were issued and 45,183,202 shares were outstanding. For information regarding security ownership by management and by 5% stockholders, see “Other Information—Share Ownership by Principal Stockholders and Management” below.

Voting and Solicitation

Holders of shares of Common Stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the “Inspector”) with the assistance of the Company’s transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal.

The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors and FOR ratification of the appointment of the designated independent accountants and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Stockholder Proposals for the Next Annual Meeting

Any proposal to be presented at the Company’s next Annual Meeting of Stockholders must be received at the Company’s principal office no later than May 31, 2005, in order to be considered for inclusion in the Company’s proxy materials for such meeting. Any such proposals must be submitted in writing and addressed to the attention of the Company’s Corporate Secretary at 2300 Orchard Parkway, San Jose, California 95131-1017.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Nominees

A Board of seven directors is to be elected at the Annual Meeting. The Bylaws of the Company presently provide that the number of directors which shall constitute the whole Board and shall be fixed from time to time by resolution adopted by the Board, and the number of directors is presently set at seven. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s seven nominees named below, all of whom are presently directors of the Company. The seven nominees receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Principal Occupation or Employment
Nominees
Robert T. Clarkson(1)(2)	51	2000	Interim Chairman of the Board of Symmetricom, Partner-In-Charge of the Menlo Park, California office of Jones Day

Thomas W. Steipp	55	1998	Chief Executive Officer of Symmetricom, Inc.

Alfred Boschulte(1)(3)	62	2003	President and Chief Executive Officer of Cellular One of Texas, Inc.

Elizabeth A. Fetter(3)	46	2003	President, Chief Executive Officer and Director of QRS Corporation

Robert M. Neumeister, Jr.(3)	54	1998	Executive Vice President and Chief Financial Officer of Dex Media, Inc.

Dr. Richard W. Oliver(1)(2)	58	1997	Chief Executive Officer of American Learning Solutions

Richard N. Snyder(2)	59	1999	Chairman and Chief Executive Officer of Forgent Networks, Inc.

(1)	Member of the Nominating and Governance Committee.
(2)	Member of the Stock Option and Compensation Committee.
(3)	Member of the Audit Committee.

Mr. Clarkson is the partner-in-charge of the Menlo Park, California office of Jones Day, an international law firm. Mr. Clarkson has been a partner with Jones Day since February 2003. From September 2000 to February 2003, Mr. Clarkson was an independent consultant and investor. From March 2000 until September 2000, Mr. Clarkson served as Chief Operating Officer of MarchFIRST, a professional services company. From December 1998 to February 2000, Mr. Clarkson served in various executive positions with US Web/CKS, a professional services company that was a predecessor to MarchFIRST.

Mr. Steipp has served as Chief Executive Officer of Symmetricom since December 1998. Mr. Steipp served as Chief Executive Officer and Chief Financial Officer of Symmetricom from December 1998 to October 1999. Mr. Steipp served as President and Chief Operating Officer, Telecom Solutions, a division of Symmetricom, from March 1998 to December 1998. Prior to joining Symmetricom, from February 1996 to February 1998, Mr. Steipp served as Vice President and General Manager of Broadband Data Networks, a division of Scientific-Atlanta.

Mr. Boschulte was a member of the board of directors of Datum Inc., which was acquired by the Company in October 2002, from June 2001 to October 2002. Mr. Boschulte was the Chairman of Independent Wireless One, Inc. from September 1998 to 2002. Mr. Boschulte is currently the President and Chief Executive Officer of Cellular One of Texas, Inc. and a director of both TranSwitch Corporation, a developer and supplier of very large scale integration semiconductor solutions, and New York Independent System Operator, a not-for-profit corporation to facilitate the restructuring of New York State’s electric industry.

Ms. Fetter was a member of the board of directors of Datum Inc., which was acquired by the Company in October 2002, from March 2000 to October 2002. Ms. Fetter has been President, Chief Executive Officer and a director of QRS Corporation, a data synchronization solution provider, since October 2001. Ms. Fetter served as President, Chief Executive Officer and a director of NorthPoint Communications from March 2000 to April 2001, after serving as a director since January 2000 and as NorthPoint Communications’ President and Chief Operating Officer from March 1999 to March 2000. NorthPoint Communications filed for Chapter 11 bankruptcy protection in January 2001 and subsequently sold the majority of its assets to AT&T in early 2001. Ms. Fetter previously was Vice President and General Manager of the Consumer Services Group at U.S. West. Ms. Fetter is currently a board member of Berbee Information Networks, Corp.

Mr. Neumeister has served as Executive Vice President and Chief Financial Officer of Dex Media, Inc., a directory publisher, since December 2002. Mr. Neumeister served as Chief Financial Officer of Myriad Proteomics, Inc., a biotechnology company, from October 2001 to December 2002. Previously, Mr. Neumeister was Executive Vice President and Chief Financial Officer of Aerie Networks, Inc., a telecommunications company. From December 1998 to December 1999, Mr. Neumeister was Vice President, Finance and Director of Finance of Intel Corporation. Mr. Neumeister is currently a member of the Board of Directors of VA Software Corporation.

Dr. Oliver has been Chief Executive Officer of American Learning Solutions since June 2000 and a Professor of Management at the Owen Graduate School of Management, Vanderbilt University, since September 1992. Dr. Oliver is also a director of Applied Innovation, Inc., a manufacturer of data communication equipment in the telephone industry, as well as one private company.

Mr. Snyder is Chairman and Chief Executive Officer of Forgent Networks, Inc., a software company that manages video over enterprise networks. Mr. Snyder has been Chairman of Forgent Networks, Inc. since March 2000 and became CEO in June 2001. Prior to June 2001, Mr. Snyder was President and Chief Executive Officer of Corum Cove Consulting LLC, a consulting company that provided assistance to early stage technology companies.

Vote Required; Recommendation of Board of Directors

If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes, and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES SET FORTH HEREIN.

The Board of Directors and its Committees

The Board has an Audit Committee, a Nominating and Governance Committee, and a Stock Option and Compensation Committee. During the 2004 fiscal year, the Board held five meetings, the Audit Committee held five meetings, the Nominating and Governance Committee held two meetings and the Stock Option and Compensation Committee held four meetings. Each of the Company’s present directors, except as provided below, attended at least 75% of each of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board on which such person served during the 2004 fiscal year. Mr. Boschulte attended two of the four meetings held by the Stock Option and Compensation Committee. Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend and historically many of them have done so. To facilitate attendance and reduce travel costs, the Company usually schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years scheduling conflicts have prevented this arrangement. All directors attended the annual stockholder meeting in October 2003.

The Board has determined that all of the members of the Board, other than Mr. Steipp, are “independent” as that term is defined in the Nasdaq Marketplace Rules. Mr. Steipp is not considered independent because he is an executive officer of the Company. In addition, the Board has determined that each member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has adopted a charter for each of the three standing committees.

Audit Committee

The primary purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee charter, which is posted in the Investor Relations section of our website at http://www.symmetricom.com. During the 2004 fiscal year, the Audit Committee was composed of three (3) non-employee directors, Messrs. Neumeister and Boschulte and Ms. Fetter. Mr. Neumeister served as Chair. The Audit Committee met five times during the 2004 fiscal year. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Board has further determined that Mr. Neumeister is an “audit committee financial expert” as defined by Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”).

Stock Option and Compensation Committee

The Stock Option and Compensation Committee determines salaries and incentive compensation, awards stock options to executive officers and employees under the Company’s stock option plans, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. During the 2004 fiscal year, the Stock Option and Compensation Committee was composed of three (3) non-employee directors, Messrs. Clarkson, Boschulte and Snyder. Mr. Clarkson served as Chair. The Stock Option and Compensation Committee met four times during the 2004 fiscal year. Mr. Boschulte left the committee and was replaced by Dr. Oliver in September 2004. The Board has determined that all of the members of the Stock Option and Compensation Committee are “independent” as defined in the Nasdaq Marketplace Rules.

Nominating and Governance Committee

The Nominating and Governance Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for directorship. During the 2004 fiscal year, the Nominating and Governance Committee was composed of three (3) non-employee directors, Dr. Oliver and Messrs. Clarkson and Boschulte. Dr. Oliver served as Chair. The Nominating and Governance Committee met twice during the 2004 fiscal year. The Board has determined that each of the members of the Nominating and Governance Committee is “independent” as defined in the Nasdaq Marketplace Rules.

To date, the Company has not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. If a recommendation had been received, that recommendation would have been considered. The Nominating and Governance Committee plans to consider adopting and publishing a formal policy on stockholder recommendations for director nominees prior to the 2005 Annual Meeting of Stockholders.

In evaluating director nominees, the Nominating and Governance Committee considers the following factors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry and with relevant social policy concerns;

•	experience as a board member of another publicly held company;

•	academic expertise in an area of the Company’s operations; and

•	practical and mature business judgment.

Other than the foregoing, there are no stated minimum criteria for director nominees. The Nominating and Governance Committee may, however, consider such other factors as it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service, or if the Nominating and Governance Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Committee will identify the desired skills and experience of a new nominee as outlined above. To date, the Company has not engaged a third party to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right to do so in the future.

Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Secretary, 2300 Orchard Parkway, San Jose, California 95131. All communications received are reported to the Board or the individual directors, as appropriate.

Code of Ethics

The Board has also adopted a formal code of conduct that applies to all of the Company’s employees, officers and directors. You can access the latest copy of the Code of Ethics, as well as the charters of the Audit Committee and Nominating and Governance Committee of the Board in the Investor Relations section of our website at http://www.symmetricom.com.

Director Compensation

Under the terms of the 1999 Director Stock Option Plan, prior to July 1, 2004, each non-employee director automatically received (i) a nonstatutory stock option to purchase 10,000 shares of the Company’s common stock on the date on which such person first became an outside director, and (ii) on January 1 of each year, either a nonstatutory stock option to purchase 10,000 shares of the Company’s common stock, or a pro rata share of the 10,000 shares based on the time period between the director’s start date and January 1 as a percentage of twelve months, provided that the director had served on the Board for at least six months prior to the January 1 date. Effective July 1, 2004, the initial grant of a nonstatutory stock option upon joining the Board was increased to 20,000 shares for directors who first become non-employee directors after such date. The annual grant to existing directors did not change.

In addition, prior to July 1, 2004, the Chairman of the Board received $15,000 for each quarterly meeting attended. Non-employee directors of the Company were paid $2,500 for each Board meeting attended in person, including Mr. Clarkson who is currently serving as interim Chairman. Non-employee directors were also paid $500 for each teleconference Board meeting attended, $500 for each Audit Committee meeting attended and $250 for all other Committee meetings. Board members, excluding Audit Committee members, were paid a daily rate of $1,250 for attendance at special Board and Committee meetings. However, if any Committee met on the same day as an in-person Board meeting, no additional payment was made for the Committee meeting. The Company also reimburses its directors for certain expenses incurred by them in their capacity as directors or in connection with attendance at Board meetings. Effective July 1, 2004, all non-employee directors will receive an annual retainer, to be paid quarterly, instead of payments for each meeting attended. The annual retainer for the Chairman of the Board, the Chairman of the Audit Committee and all other directors will be $45,000, $35,000 and $30,000, respectively.

Under a special arrangement with the Company, Dr. Oliver was paid $15,000 for each quarterly meeting attended through October 2003. Mr. Boschulte, Dr. Oliver and Mr. Snyder were paid $2,500, $4,375 and $1,250 in the aggregate, respectively, for consulting services during fiscal 2004.

The Company sponsors a deferred compensation plan under which directors and key employees may elect to defer a portion of their current compensation on a pre-tax basis, and to have such deferred compensation and any accrued earnings distributed to them at a future date. The Company may also make discretionary contributions to the accounts of one or more of the plan’s participants. To date, the Company has not made any such discretionary contributions.

PROPOSAL NO. TWO

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) have been the independent registered public accounting firm for the Company since 1976 and, upon recommendation of the Audit Committee of the Board, their reappointment as independent registered public accounting firm for the 2005 fiscal year has been approved by the Board, subject to ratification by the stockholders.

The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

The following table sets forth the aggregate fees billed or to be billed by Deloitte & Touche LLP for the following services during fiscal 2004 and 2003:

Description of Services	2004 Fees	2003 Fees
Audit fees(1)	$434,000	$656,000
Audit-related fees(2)	—	121,000
Tax fees(3)	5,000	5,000
All other fees(4)	—	—

Total	$439,000	$782,000

(1)	Audit Fees: represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such period, or for services that are normally provided in connection with statutory and regulatory filings or engagements. During fiscal 2004 and 2003, all of the hours expended on our audit by Deloitte were provided by Deloitte’s employees. For fiscal 2003, $125,000 was included in the total for the audit of the Datum and TrueTime acquisition purchase price allocation.
(2)	Audit-Related Fees: represents the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but that are not included as Audit Fees. All of these services for fiscal 2004 and 2003 were approved by the audit committee in accordance with the pre-approval policies described below. For fiscal 2003, $85,000 was included in the total for the work related to the acquisitions and the stock option tender offer and the remaining $36,000 was for other audit-related fees.
(3)	Tax Fees: represents the aggregate fees billed or to be billed for professional services rendered for tax compliance for our subsidiary in United Kingdom. All of these services for fiscal 2004 and 2003 were approved by the audit committee in accordance with the pre-approval policies described below.
(4)	Other Fees: represents the aggregate fees billed for products and services other than audit, audit-related and tax fees.

In accordance with the Audit Committee charter, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may elect to delegate pre-approval authority to one or more designated Committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC’s rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

Although not required to be submitted for stockholder approval, the Board has conditioned its appointment of its independent registered public accounting firm upon receiving the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting. In the event the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of independent registered public accounting firm will be reconsidered by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2005 FISCAL YEAR.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file certain reports regarding ownership of, and transactions in, the Company’s securities with the Securities and Exchange Commission (the “SEC”). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that, except as provided below, all filing requirements applicable to the Company’s executive officers, directors and more than 10% stockholders were complied with. Mr. Bromage failed to file a From 3 timely when he initially became an executive officer in May 2004. All four executive officers failed to file a Form 4 timely when stock options were granted in April 2004. Messrs. Bromage and Stroupe and Ms. Withers failed to file a Form 4 timely for sales of the Company’s common stock. Ms. Withers resigned in April 2004.

Share Ownership by Principal Stockholders and Management

The following table sets forth the beneficial ownership of common stock of the Company as of August 31, 2004 by:

•	all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock,

•	each of the officers named in the Summary Compensation Table (the “Named Executive Officers”),

•	each director, and

•	all directors and executive officers as a group.

A total of 45,623,026 shares of the Company’s common stock were issued and 45,062,853 shares were outstanding as of August 31, 2004.

Name and Address	Shares Beneficially Owned	Approximate Percent Owned
Wisconsin (State of) Investment Board(1) 121 E. Wilson Street P.O. Box 7842 Madison, WI 53707	4,388,943	9.74%
Dimensional Fund Advisors Inc.(2) 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	2,683,962	5.96
Thomas W. Steipp(3)	537,218	1.19
Frederick B. Stroupe(4)	148,318	*
Robert T. Clarkson(5)	77,500	*
William Slater(6)	60,788	*
Richard N. Snyder(7)	47,500	*
Bruce Bromage(8)	39,750	*
Elizabeth A. Fetter(9)	39,511	*
Richard W. Oliver(10)	35,350	*
Robert M. Neumeister, Jr.(11)	30,000	*
Alfred Boschulte(12)	16,110	*
All current directors and executive officers as a group (10 persons)	1,032,045	2.29

*	Less than one percent (1%)

(1)	Based solely on Schedule 13G filed with the SEC by State of Wisconsin Investment Board (“SWIB”). SWIB, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles own 4,388,943 shares, and SWIB disclaims beneficial ownership of such securities.
(2)	Based solely on Schedule 13G filed with the SEC by Dimensional Fund Advisors Inc. (“Dimensional”). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles own 2,683,962 shares, and Dimensional disclaims beneficial ownership of such securities.
(3)	Includes 399,501 shares subject to options exercisable within 60 days of August 31, 2004.
(4)	Includes 102,500 shares subject to options exercisable within 60 days of August 31, 2004.
(5)	Includes 32,500 shares subject to options exercisable within 60 days of August 31, 2004.
(6)	Includes 13,750 shares subject to options exercisable within 60 days of August 31, 2004.
(7)	Includes 47,500 shares subject to options exercisable within 60 days of August 31, 2004.
(8)	Includes 37,500 shares subject to options exercisable within 60 days of August 31, 2004.
(9)	Includes 39,511 shares subject to options exercisable within 60 days of August 31, 2004.
(10)	Includes 30,000 shares subject to options exercisable within 60 days of August 31, 2004.
(11)	Represents 30,000 shares subject to options exercisable within 60 days of August 31, 2004.
(12)	Represents 16,110 shares subject to options exercisable within 60 days of August 31, 2004.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of June 30, 2004 with respect to compensation plans under which our equity securities are authorized for issuance.

Equity Compensation Plan Information

As of June 30, 2004

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	3,397,515	$5.38	2,962,538	(2)
Equity compensation plans not approved by security holders(3)(4)	1,591,710	$6.94	534,350

Total	4,989,225	$5.88	3,496,888

(1)	Includes our 1994 Employee Stock Purchase Plan, 1999 Employee Stock Option Plan and 1999 Director Stock Option Plan.
(2)	Includes 72,462 shares of our common stock reserved under our 1994 Employee Stock Purchase Plan (which is currently suspended) for future issuance and warrants to purchase 387,394 shares of common stock as discussed at (4) below.
(3)	Includes the 2002 Employee Stock Option Plan. For a discussion of the material features of this plan, see Note M to the notes of our consolidated financial statements included with our Annual Report on Form 10-K.

(4)	Does not include the following items:
a)	warrants to purchase 300,000 shares of common stock granted in connection with the Telmax acquisition, which expire in October 2006. As of October 16, 2001 (issue date), these warrants had an exercise price of $7.00 per share, and
b)	warrants to purchase 87,394 shares of common stock granted in connection with the TrueTime acquisition, which expire in December 2004. As of October 4, 2002 (acquisition date), these warrants had an exercise price of $12.59 per share.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth compensation earned in the last three fiscal years by (i) the Company’s Chief Executive Officer, and (ii) the four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of the fiscal year ended June 30, 2004.

	Year	Annual Compensation					Long-Term Compensation Awards			All Other Compensation ($)(3)
Name and Principal Position		Salary ($)(1)		Bonus ($)(1)	Other Annual Compensation ($)(2)		Restricted Stock ($)		Securities Underlying Options (#)(*)
Thomas W. Steipp Chief Executive Officer	2004 2003 2002	443,077 440,654 438,173		346,830 417,413 179,984	— — —		— 459,800 —	(4)	160,000 — 303,000	1,999 500 4,250

Frederick B. Stroupe Executive Vice President and General Manager	2004 2003 2002	295,385 293,769 292,307		117,900 200,340 46,519	— — 42,231	(6)	— 167,400 —	(5)	30,000 — 130,000	2,025 500 4,250

William Slater Chief Financial Officer and Secretary	2004 2003 2002	271,654 244,808 245,673		108,920 123,513 39,808	— — —		— 211,200 —	(7)	60,000 — 110,000	3,866 500 4,250

Bruce Bromage Executive Vice President and General Manager	2004 2003 2002	196,923 198,961 12,308	(8)	74,800 113,810 —	— — —		— — —		40,000 — 75,000	3,289 500 308

Kishan Shenoi(9) Chief Technologist	2004 2003 2002	201,846 201,215 193,394		102,745 75,233 13,558	— — —		— 103,001 —	(10)	20,000 — 60,000	1,729 500 2,339

*	Number of shares reflects a three-for-two forward stock dividend effected as of August 18, 2000.
(1)	Includes amounts earned by the executive for the year but deferred at the election of the executive into the Company-sponsored deferred compensation plan.
(2)	Excludes certain perquisites and other personal benefits, securities or property that, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.
(3)	Represents Company matching 401(k) plan contributions.
(4)	Represents 102,405 shares of restricted stock issued in connection with the option exchange conducted by the Company on June 25, 2003 (the “Option Exchange”). The aggregate value of such shares of restricted stock as of June 30, 2003 was $459,800. Such shares of restricted stock will vest on June 25, 2008 [5 year anniversary of grant date], but 50% of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.24 and the remainder of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.32.
(5)	Represents 37,283 shares of restricted stock issued in connection with the Option Exchange. The aggregate value of such shares of restricted stock as of June 30, 2003 was $167,400. Such shares of restricted stock will vest on June 25, 2008 [5 year anniversary of grant date], but 50% of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.24 and the remainder of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.32.
(6)	Represents primarily commissions.

(7)	Represents 47,038 shares of restricted stock issued in connection with the Option Exchange. The aggregate value of such shares of restricted stock as of June 30, 2003 was $211,200. Such shares of restricted stock will vest on June 25, 2008 [5 year anniversary of grant date], but 50% of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.24 and the remainder of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.32.
(8)	Represents actual salary that Mr. Bromage received during the year as he joined the Company on May 24, 2002.
(9)	Mr. Shenoi was not an executive officer at the end of fiscal 2004. He would have been one of the five most highly compensated executive officers if he were an executive officer.
(10)	Represents 22,940 shares of restricted stock issued in connection with the Option Exchange. The aggregate value of such shares of restricted stock as of June 30, 2003 was $103,001. Such shares of restricted stock will vest on June 25, 2008 [5 year anniversary of grant date], but 50% of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.24 and the remainder of such shares may vest earlier if our cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.32.

Option Grants in Fiscal 2004

The following table sets forth certain information with respect to stock options granted to the Named Executive Officers during fiscal 2004 and the number and value of the options held by each individual as of June 30, 2004.

Option Grants in Fiscal 2004

Name	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price ($/SH)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
					5% ($)	10% ($)
Thomas W. Steipp	160,000	17.44	9.75	April 7, 2014	981,076	2,486,238
Frederick B. Stroupe	30,000	3.27	9.75	April 7, 2014	183,951	466,170
William Slater	60,000	6.54	9.75	April 7, 2014	367,903	932,339
Bruce Bromage	40,000	4.36	9.75	April 7, 2014	245,269	621,560
Kishan Shenoi(5)	20,000	2.18	9.75	April 7, 2014	122,634	310,780

(1)	The options were granted under the 2002 Employee Stock Option Plan. The options are nonqualified stock options and are subject to a three-year vesting schedule with 25% vested at the first and second anniversary of the grant date, respectively, and the remaining 50% vested at the third anniversary of the grant date.
(2)	The percentage of options granted is based on options to purchase a total of 917,657 shares of Symmetricom’s common stock granted to employees of Symmetricom in fiscal 2004.
(3)	The exercise price per share is equal to the closing price of Symmetricom’s common stock on the date of grant.
(4)

The potential realizable value is calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 2004, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rates of each 5% and 10%. Potential realizable value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, or SEC, and do not represent Symmetricom’s estimate or projection of future stock price actual gains, if any, resulting from stock option exercises and common stock holdings are dependent on the future performance of the common stock, overall stock market conditions, as well as the option holders’ continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(5)	Mr. Shenoi was not an executive officer at the end of fiscal 2004. He would have been one of the five most highly compensated executive officers if he were an executive officer.

Aggregated Option Exercises in Fiscal 2004 and Option Values at June 30, 2004

The following table sets forth the number of shares acquired and the value realized upon exercise of stock options during fiscal 2004 and the number of shares of our common stock subject to exercisable and unexercisable stock options held by the Named Executive Officers at the close of business on June 30, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas W. Steipp	100,000	576,270	399,501	226,500	$1,523,364	$303,905
Frederick B. Stroupe	54,804	309,163	102,500	57,500	$355,678	$125,675
William Slater	13,750	35,750	13,750	87,500	$62,838	$125,675
Bruce Bromage	—	—	37,500	77,500	$145,500	$145,500
Kishan Shenoi(2)	27,375	126,599	26,500	37,500	$114,325	$79,975

(1)	Market value of the underlying securities is based on the closing price of $8.90 of Symmetricom’s common stock on June 30, 2004.
(2)	Mr. Shenoi was not an executive officer at the end of fiscal 2004. He would have been one of the five most highly compensated executive officers if he were an executive officer.

Compensation Committee Interlocks and Insider Participation

The Stock Option and Compensation Committee of the Board is currently composed of non-employee directors Mr. Robert T. Clarkson, Chairman, Dr. Richard W. Oliver and Mr. Richard N. Snyder. No interlocking relationship exists between the Board and the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has had one or more executive officers serving as a member of the Company’s Board of Directors or the Stock Option and Compensation Committee.

CERTAIN TRANSACTIONS

Employment Agreement with Thomas W. Steipp

On July 1, 2001 the Company ratified the employment agreement with Mr. Thomas W. Steipp. The employment agreement provided for an initial term of employment through December 31, 2001, but is automatically renewable for one-year terms on an annual basis. Thus, the current term of the employment agreement expires December 31, 2004. Mr. Steipp’s compensation shall be increased annually according to an amount mutually determined by Mr. Steipp and the Board; however, such increases cannot be less than percentage increase of the preceding year’s Consumer Price Index for the San Francisco Bay Area. Mr. Steipp’s base salary shall be $450,000 for fiscal 2005 and he will be eligible for up to 112.5% of his total salary in bonuses based upon the achievement of performance objectives set by the Board on an annual basis in its sole discretion. Mr. Steipp has the same right to participate in the Company’s current Stock Option Plan and in future Stock Option Plans as other executives.

Change of Control Agreement of Thomas W. Steipp

The Company also entered into a change of control retention agreement with Mr. Steipp on July 1, 2001. The Board believes that it is in the best interest of the Company and its stockholders to provide the Chief Executive Officer with the following upon the occurrence of certain events following a change of control:

•	We will pay Mr. Steipp a lump sum equal to three times the sum of: (i) his base salary on the date of termination, and (ii) 100% of his target bonus for the prior year,

•	Mr. Steipp’s outstanding stock options and restricted stock shall immediately and fully vest, and

•	We will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of: (i) 18 months following such date, or (ii) the date that he and his dependents are covered by comparable plans by another employer.

The above rights are triggered by a termination of Mr. Steipp within 24 months following a change of control of the Company where such termination results from: (i) an involuntary termination the Company without cause, (ii) death or disability, or (iii) a voluntary termination by Mr. Steipp for good reason. Good reason includes a significant reduction in authority or duties, the relocation of Mr. Steipp’s principal place of employment more than 30 miles from his current residence, or a reduction in the base salary, incentive compensation, equity compensation, or other benefits received prior to the change of control. In addition to the foregoing, Mr. Steipp’s employment agreement provides that, in the event of Mr. Steipp’s termination by the Company without cause, the Company will pay Mr. Steipp (i) a lump sum payment equal to his annual salary, and (ii) will provide Mr. Steipp 100% coverage of health, dental and life insurance following termination until the earlier of: (a) 18 months following such date, or (b) the date that he and his dependents are covered by comparable plans by another employer.

Mr. Steipp’s change of control agreement further provides for gross-up payments to Mr. Steipp in the event he is subject to the tax code’s excise tax on so-called excess parachute payments. For purposes of this agreement, a change of control includes (1) the sale or disposition of all, or substantially all, of our assets substantially as an entirety to a person, entity or group acting in concert; (2) any transaction or series of related transactions by which a person, entity or group becomes the beneficial owner of 45% or more of the aggregate voting power of all classes of Symmetricom common stock, unless such entity is one of our subsidiaries, an entity formed by us to hold such securities, or one of our employee stock ownership plans; (3) certain changes in the composition of our board of directors occurring within a two-year period; or (4) a merger or consolidation of the Company with any other company in which the Company’s stockholders immediately before the transaction own less then 55% of the outstanding voting securities of the surviving entity, or its parent, immediately after the merger.

Loans to Thomas W. Steipp

In March 1998, in connection with his acceptance of employment with the Company and the related relocation of his personal residence, Mr. Steipp borrowed $400,000 from the Company pursuant to a Promissory

Note Secured by Deed of Trust bearing interest at the rate of 6% per year (the “Interest Bearing Note”) and $500,000 pursuant to a separate Promissory Note Secured by Deed of Trust that is interest free (the “Interest Free Note”). By their terms both the Interest Bearing Note and the Interest Free Note become fully due and payable upon the earliest to occur of: (i) five days after Mr. Steipp’s voluntary resignation or termination for good cause; (ii) 360 days after Mr. Steipp’s termination by the Company without good cause; (iii) on the date of transfer of Mr. Steipp’s principal residence, under certain circumstances; or (iv) on March 25, 2008. The Interest Free Note is secured by a deed of trust on Mr. Steipp’s principal residence, and the Interest Bearing Note was secured by a second deed of trust on Mr. Steipp’s principal residence. The principal and interest on the Interest Bearing Loan was forgiven at the end of June 2001. The Interest Free Note does not provide for such forgiveness. However, Mr. Steipp’s employment agreement provides that the Company shall forgive any remaining amounts due on the Interest Free Note in the event that Mr. Steipp is terminated for cause or voluntarily resigns for good reason, and within 30 days of such forgiveness of indebtedness shall pay Mr. Steipp in a single lump sum a gross-up amount for payment of taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the forgiveness of indebtedness.

In February 2001, pursuant to the Company’s senior executive loan plan, the Company loaned Mr. Steipp $555,000 and Mr. Steipp delivered to the Company a full-recourse promissory note in the amount of $555,000. This note accrues interest at an annual rate of 7.75%. Interest payments are due annually and the entire principal balance is due and payable on January 31, 2006. The note is secured by the Company common stock pledged by Mr. Steipp. Interest payments in the amount of $43,012 were paid to the Company during fiscal 2004. In fiscal 2004, the largest aggregate amount outstanding under this loan was $608,766. As of June 30, 2004, the entire principal balance was outstanding.

Change of Control Agreements with William Slater and Frederick B. Stroupe

We entered into change of control agreements with each of Mr. Slater and Mr. Stroupe effective as of February 13, 2002. These agreements provide that if the employee’s employment terminates under specified circumstances within 12 months following a change of control of the Company, then we, or the company with which we merge, must (1) pay the employee a severance equal to his base salary then in effect to be paid out over the Company’s regularly-scheduled pay periods and his annual target bonus as specified in the annual plan document, (2) immediately and fully vest his outstanding stock options, and (3) cover his medical, dental, and life insurance for up to 12 months. The above rights are triggered by a termination of the employee within 12 months following a change of control of Symmetricom where such termination results from: (i) an involuntary termination by Symmetricom or its successor without cause, or (ii) a voluntary termination by the employee for good reason. Good reason includes a significant reduction in position, responsibilities or duties, the relocation of the employee’s principal place of employment more than 30 miles from his place of work prior to the move, or a reduction in the total cash compensation.

In connection with the Option Exchange in fiscal 2003, we entered into restricted stock award agreements with Mr. Steipp, Mr. Stroupe and Mr. Slater, which provide that if the Company’s cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.24 then 50% of the shares of restricted stock issued in the Option Exchange shall become fully vested; and if the Company’s cumulative earnings per share (on a fully-diluted basis) for any four consecutive fiscal quarters is in the aggregate greater than or equal to $0.32 then the remaining 50% of the shares of restricted stock issued in the Option Exchange shall become fully vested. The results of a given quarter may be considered in determining whether both the $0.24 and $0.32 targets have been attained, but the results of no more than two such quarters may be so counted. Since we achieved cumulative earnings per share of $0.09 in the third and fourth quarter of fiscal 2004, if we achieve an aggregate earnings per share of $0.15 in the first and second quarters of fiscal 2005, then 50% of the restricted stock will be vested as a result of the earnings per share targets described above. If we achieve an aggregate earnings per share of $0.23 in the first and second quarters of fiscal 2005, then 100% of the restricted stock will be vested. The restricted stock will also vest in-full upon a change of control.

For purposes of these agreements, a change of control includes (1) the sale or disposition of all, or substantially all, of our assets or a merger or other reorganization of Symmetricom with or into another entity or group of entities where at least 50% of the combined voting power of the continuing or surviving or acquiring entity’s outstanding securities immediately before the merger or other reorganization were not stockholders of Symmetricom immediately prior to the merger or reorganization; (2) the acquisition, directly, or indirectly, of capital stock representing more than 45% of the voting power of the then outstanding shares of Symmetricom’s capital stock by any person or persons, including one or more entities, acting as a group, unless such person or entity is one of our subsidiaries, an entity formed by us to hold such securities, or one of our employee stock ownership plans; (3) certain changes in the composition of the board occurring within a two-year period; or (4) a merger or consolidation in which Symmetricom stockholders immediately before the transaction own less then 55% of the outstanding voting securities of the surviving entity, or its parent, immediately after the transaction.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS

The Stock Option and Compensation Committee (the “Compensation Committee”) is currently comprised of three independent, non-employee directors who have no interlocking relationships, as defined by the Securities and Exchange Commission. As part of its duties, the Compensation Committee reviews compensation levels of the executive officers and evaluates their performance. The Compensation Committee also administers the Company’s stock option plans. In connection with such duties, the Compensation Committee determines base salary levels and short-term incentive bonus programs for the Company’s executive officers at or about the start of the fiscal year, and determines actual bonuses after the end of such fiscal year based upon the achievement of Company or subsidiary profit levels. The Compensation Committee also determines stock option awards to executives throughout the year.

The Company’s executive pay programs are designed to attract and retain executives who will contribute to the Company’s long-term success, to reward executives for achieving both short and long-term Company goals, to link executive and stockholder interest through equity-based plans, and to provide a compensation package that recognizes individual contributions and Company performance. A substantial portion of each executive’s total compensation is intended to be variable and to relate to and be contingent upon the achievement of Company or business unit performance goals.

The Compensation Committee retains Mellon Consultants, LLC (“Mellon”), a compensation consulting firm, to advise the Compensation Committee on matters relating to executive compensation. Prior to establishing the base salaries, annual bonus targets and equity plan levels each fiscal year, Mellon surveys for the Compensation Committee compensation levels at two groups of companies that the Committee believes are appropriate to use for comparison purposes. The first group of companies consists of suppliers to the telecommunications industry. Many of these companies are either substantially larger or substantially smaller than the Company (measured by revenue). The second group of comparable companies consists of similarly sized (by revenue) companies that compete in various high technology markets. Mellon surveys publicly available data from these two groups of companies to determine average cash and equity compensation for the executive officers of those companies. The Compensation Committee considers this data, as well as data comparing the Company’s performance to that of the companies in the two groups, in setting compensation levels and targets for the Company’s executive officers.

The three key components of the Company’s executive compensation program in fiscal 2004 were base salary, short-term incentives, represented by the Company’s annual bonus program, and long-term incentives, represented by the Company’s stock programs. The Company also provides benefits to its executives to provide for health, welfare and security needs, as well as for executive efficiency. The Company’s policies with respect to the three principal elements of its executive compensation program, as well as the basis for the compensation awarded to Thomas W. Steipp, the Company’s present Chief Executive Officer is discussed below.

Base Salary

Base salaries of executive officers are initially determined by evaluating the responsibilities of the position held and the experience and performance of the individual, with reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at the companies in the two reference groups. Historically, the Compensation Committee has sought to establish base salaries at approximately the 75th percentile of the group of companies with comparable revenue levels. The Compensation Committee considers not only the achievement of corporate and business unit financial and strategic goals, but also individual performance, including managerial effectiveness, teamwork and customer satisfaction.

Management Incentive Program

At the beginning of the fiscal year, the Compensation Committee sets annual bonus targets for the Chief Executive Officer and his direct reports. The Compensation Committee’s goal has been to establish the performance metrics for the bonus so that the Company’s overall financial performance would be at the 75th percentile or better when measured against the companies in the two reference groups. Similarly, the Compensation Committee has sought to establish the dollar amount of the bonus payouts such that, at full achievement of bonus goals, the total cash compensation to the executive officers (meaning the base salaries and bonus payouts taken together) would be at the 75th percentile when measured against the companies in the two reference groups. The categories of performance metrics on which bonus payments are based are set each year by the Compensation Committee, and may vary from year to year. In recent years, these metrics have included such items as revenue growth, earnings per share, operating income, cash flow, inventory turns, cash flow, maintenance of specified cash levels and realization of specified levels of expense reductions following the acquisition of Datum.

Equity-Based Compensation

Under the Company’s 2002 Stock Incentive Plan and 1999 Employee Stock Plan, stock options may be granted to executive officers and other key employees of the Company. The size of stock option awards is based primarily on an individual’s performance and the individual’s responsibilities and position with the Company, as well as on the individual’s present outstanding vested and unvested options. Options are designed to align the interests of executive officers with those of stockholders. Stock options are granted with an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and current grants generally vest over three years, subject to the Compensation Committee’s discretion to vary the vesting schedule. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from the stock option grant unless the price of the common stock rises over a number of years.

In addition to the Employee Stock Plan, all eligible employees of the Company, including executive officers, may participate in a payroll deduction Employee Stock Purchase Plan pursuant to which common stock of the Company may be purchased at the end of each six-month offering period, at a purchase price equal to 85% of its fair market value at the beginning or ending of such offering period, whichever is lower. This plan was suspended in fiscal year 2004 due to an inadequate number of shares approved for this plan.

Compensation of the Chief Executive Officer

The Compensation Committee meets without the Chief Executive Officer present to evaluate his performance. The Chief Executive Officer’s base salary and annual incentive bonus were determined based on a number of factors, including comparative salaries of chief executive officers of the two reference groups described above and the Company’s performance against certain performance metrics set by the Compensation Committee, including revenue growth, earnings per share and maintenance of agreed upon cash levels. Mr. Steipp’s base salary for fiscal 2004 was set at levels competitive with industry standards because of the Compensation Committee’s philosophy set forth above in “Base Salary.” Mr. Steipp received an incentive bonus of $346,830 for fiscal 2004. Mr. Steipp received options to purchase 160,000 shares of common stock during fiscal year 2004.

By the Members of the Stock Option and
Compensation Committee

Robert T. Clarkson, Chairman
Alfred F. Boschulte
Richard N. Snyder

REPORT OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

Audit Committee Report

The Audit Committee is comprised of three members, Mr. Robert M. Neumeister, Jr., Chairman, Mr. Alfred F. Boschulte and Ms. Elizabeth A. Fetter, each of whom is “independent,” as defined in the rules and regulations of the Nasdaq National Market. Upon the recommendation of the Audit Committee and in compliance with regulations of the Nasdaq National Market, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended June 30, 2004, which include the consolidated balance sheets of the Company as of June 30, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years for the period ended June 30, 2004, 2003 and 2002 and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls in connection with their audit procedures, and the overall quality of the Company’s financial reporting.

Conclusion

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form l0-K for the year ended June 30, 2004 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

By the Members of the Audit Committee

Robert M. Neumeister, Jr., Chairman
Alfred F. Boschulte
Elizabeth A. Fetter

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholders’ return on the Company’s common stock for the last five fiscal years with the total return on the S&P 500 Index and the S&P Technology Sector over the same period (assuming the investment of $100 in the Company’s common stock, the S&P 500 Index and the S&P Information Technology Index, and reinvestment of all dividends).

Comparison of 5 Year Cumulative Total Return*

Among Symmetricom, Inc., the S&P 500 Index

And the S&P Information Technology Index

*	$100 invested on 6/30/99 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2004 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Symmetricom, Inc., 2300 Orchard Parkway, San Jose, CA 95131-1017.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ WILLIAM SLATER

William Slater Corporate Secretary

Dated: September 27, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SYMMETRICOM, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Symmetricom, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 27, 2004, and hereby appoints Thomas W. Steipp and William Slater, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Symmetricom, Inc. to be held on October 28, 2004, at 4:00 p.m., at the offices of the Company, at 2300 Orchard Parkway, San Jose, California 95131-1017, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below:

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NAMED HEREIN, “FOR” EACH PROPOSAL LISTED, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER.

(Continued, and to be marked, dated and signed, on the other side)

Please mark your votes as indicated in this example	☒

FOR all nominees listed below (except as indicated)	WITHHOLD Authority to vote for all nominees listed		FOR	AGAINST	ABSTAIN

1.     Election of Directors

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

Robert T. Clarkson

Thomas W. Steipp

Alfred Boschulte

Elizabeth A. Fetter

Robert M. Neumeister, Jr.

Dr. Richard W. Oliver

Richard N. Snyder

☐	☐	2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2005 fiscal year.	☐	☐	☐
		3. And upon such other matters that may properly come before the meeting and any adjournment(s) thereof.	☐	☐	☐

Signature	Signature	Dated:	, 2004

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)